UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 2, 2010

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(931) 707-9601

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.
Item 2.01         Completion of Acquisition or Disposition of Assets.
Item 3.02         Recent Sales of Unregistered Securities.

On February 2, 2010 TN-K Energy Group Inc. entered into two separate Assignments of Oil and Gas Leases, including:

•           we entered into a checkerboard well drilling location assignments covering the entire 738 acres of the JR and Pansy Clark Lease in Green County, Kentucky.  Under the terms of this agreement, we have a 27.5% net interest in each well location and we are responsible for paying 32% of the cost for drilling, completion, operation and permitting of these wells.  Messrs. Mitchell and Travis Coomer hold the remaining interest, are responsible for the remaining costs and have the first choice of a drilling location.  The parties agreed to make the selection and begin drilling within 30 days, weather and landowner permitting, and to drill at least one location per month until all drilling locations have been drilled.  We will be the operator of the wells and Messrs. Mitchell and Travis Coomer are to provide the drilling services.  As consideration for this Assignment, we issued Messrs. Mitchell and Travis Coomer an aggregate of 425,000 shares of our common stock which, based upon the fair market value of our common stock on the date of the Assignment, is valued at approximately $297,500, and

•           in a separate Assignment, acquired an 81.25% working interest in approximately 27 acres,which includes one existing producing well, and 100% of certain equipment necessary to operate and produce oil on the lease which is also located in Green County, Kentucky under the terms of an agreement with Travis Coomer Drilling Co.  As consideration for this Assignment, we issued Mr. Coomer 175,000 shares of our common stock which, based upon the fair market value of our common stock on the date of the Assignment, is valued at approximately $122,500.

Item 7.01         Regulation FD Disclosure.

On February 8, 2010 TN-K Energy Group Inc. issued a press release announcing the two agreements described in Items 1.01, 2.01 and 3.02 of this report.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of TN-K Energy Group Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

10.16	Assignment of Oil and Gas Lease dated February 2, 2010 by and between Mitchell Coomer and Travis Coomer and TN-K Energy Group, Inc.
10.17	Assignment of Oil and Gas Lease dated February 2, 2010 by and between Travis Coomer Drilling Co. and TN-K Energy Group, Inc.
99.1	Press release dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: February 8, 2010	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President